Exhibit 99.1

Belden Announces Pricing of Upsized €450 Million Private Offering of 3.375%

Senior Subordinated Notes

June 27, 2017

ST. LOUIS – (BUSINESS WIRE) – Belden Inc. (NYSE: BDC) today announced the pricing of its private offering (the “Notes Offering”) of €450 million in aggregate principal amount (which reflects an increase of €50 million in aggregate principal amount from the previously announced offering size of €400 million) of 3.375% senior subordinated notes due 2027 at an issue price of 100% of the principal amount. Belden expects the Notes Offering to close on July 6, 2017, subject to customary closing conditions. The notes will be guaranteed on a senior subordinated basis by certain of Belden’s current and future domestic subsidiaries that guarantee Belden’s indebtedness under its revolving credit agreement.

Belden intends to use the net proceeds from the Notes Offering, along with cash on hand, if necessary, to fund its concurrent cash tender offer for any and all of its outstanding 5.5% senior subordinated notes due 2022 (“2022 Notes”). To the extent there are remaining net proceeds following the purchase of any 2022 Notes tendered for purchase in the tender offer or the tender offer is not consummated, any such remaining net proceeds will be used for general corporate purposes. The Notes Offering is not conditioned on the consummation of the tender offer at any minimum level of acceptance.

The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes are expected to be eligible for resale to qualified institutional buyers under Rule 144A and non-U.S. persons under Regulation S.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell the 2022 Notes, which are the subject of the above-referenced cash tender offer.

In connection with the Notes Offering, the initial purchasers may engage in stabilizing transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. Any stabilization action must be conducted in accordance with all applicable laws and rules.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia.

Forward Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Belden believes that the expectations reflected in the forward-looking statements are reasonable, Belden can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance and other factors, as discussed in filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including Belden’s Annual Report on Form 10-K for the year ended December 31, 2016. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Belden does not undertake any duty to update any forward-looking statement except as required by law.

Source: Belden Inc.

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com